Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-70870, 333-47288, 333-108573, 333-111878 and 333-111880) and on Forms S-8 (Nos. 333-89369, 333-37400, 333-40430, 333-42974, 333-43996 and 333-111543) of Internap Network Services Corporation of our report dated March 31, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia
March 31, 2005